                                                                   EXHIBIT 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Cisco Systems, Inc. on Form S-3 (File Numbers: 333-17839, 333-20127, 333-24559,
333-33093, 333-33663, 333-36197) and on Form S-8 (File Numbers: 33-34849,
33-40509, 33-44221, 33-70644, 33-71860, 33-83268, 33-87100, 33-87096, 33-63331,
33-64283, 33-64283[Post Eff.], 33-01069, 333-02101, 333-05447, 333-09903,
333-14383, 333-14679, 333-14661, 333-16577, 333-17287, 333-24741, 333-33619,
333-33613, 333-35805) of our reports dated August 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Cisco Systems, Inc. as of July 25, 1998 and July 26, 1997, and for the three years ended July 25, 1998 which reports are incorporated by reference in this Annual Report on Form 10-K.




/s/ PricewaterhouseCoopers LLP


San Jose, California
September 23, 1998













                                       30